CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 Amendment #1 of our report dated May 9, 2018, except for footnote 11, which is dated June 22, 2018 with respect to the audited consolidated financial statements of APT Systems, Inc. for the year ended January 31, 2018. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

July 5, 2018